Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Dynamic Nutra Enterprises Holdings, Inc. for the period ended August 31, 2012, I, Donna Cashwell, Chief Executive Officer of Dynamic Nutra Enterprises Holdings, Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-Q for the period ended August 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ended August 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of Dynamic Nutra Enterprises Holdings, Inc.

DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.

Date: October 12, 2012	By:	/s/ Donna Cashwell
Donna Cashwell CEO and Director (Principal Executive Officer and Principal Financial Officer)